Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement effective as of February 12, 2021.

EPQ LLC, LFLU PS

By: EPIQ Capital Group, LLC its Managing Member

By: /s/ Chad Boeding Name: Chad Boeding Title: CEO and Manager

EPQ LLC, LCOVD PS

By: EPIQ Capital Group, LLC its Managing Member

By: /s/ Chad Boeding Name: Chad Boeding Title: CEO and Manager

EPQ LLC, LCOVD SAFE PS

By: EPIQ Capital Group, LLC its Managing Member

By: /s/ Chad Boeding Name: Chad Boeding Title: CEO and Manager

EPQ LLC, LTEST PS

By: EPIQ Capital Group, LLC its Managing Member

By: /s/ Chad Boeding Name: Chad Boeding Title: CEO and Manager

EPIQ Capital Group, LLC

By: /s/ Chad Boeding Name: Chad Boeding Title: CEO and Manager

By: /s/ Chad Boeding Chad Boedin